THIRD
                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                                CYBERSHOP, L.L.C.



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                                      THIRD
                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                                CYBERSHOP, L.L.C.

          This Third Amended and Restated Operating Agreement (this "Operating Agreement") of CYBERSHOP, L.L.C., a limited liability company organized pursuant to the New Jersey Limited Liability Company Act, is entered into as of the 10th day of October, 1997 by and among the Company and the persons executing this Operating Agreement as Members.

          WHEREAS, the Company was formed on December 1, 1994;

          WHEREAS, the Company and the Existing Members are parties to the Existing Operating Agreement;

          WHEREAS, the parties hereto desire to amend and restate the Existing Operating Agreement to reflect the issuance of certificates to reflect and represent the Existing Member's respective Membership Interests, to provide that any additional Membership Interests issued hereafter shall be represented by certificates, and to make other changes to the Existing Operating Agreement as set forth herein;

          NOW, THEREFORE, the Existing Operating Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE I
                                   DEFINITIONS

          For purposes of this Company Agreement (as defined below), unless the context clearly indicates otherwise, the following terms shall have the following meanings:

          1. ACT - The New Jersey Limited Liability Company Act and all amendments to the Act.

          2. ADDITIONAL MEMBER - A Person admitted as a Member of the Company after the Effective Date.

          3. ADMISSION AGREEMENT - The agreement between an Additional Member or Additional Members and the Company pursuant to which such Additional Member or Members shall purchase Membership Interests in the Company and be admitted as a Member of the Company and the agreement between an Assignee and the Company pursuant to which such Assignee is admitted to the Company as a Substitute Member. Each Admission Agreement shall contain an agreement by such Additional Member or Substitute Member to be bound by the terms of this Company Agreement.

          4. ADVISORY COMMITTEE - A committee initially consisting of representatives of each of the following five Members or group of Members:
Jeffrey Tauber, Donald J. Weiss, Genesis Direct Inc., the GE Group Members and Big Wave. Each such Member and the majority in interest of each group of Members, as applicable, shall have the right to designate, and thereafter to change, its (or their) representative, by written notice to the Company. An Additional Member or Substitute Member the purchase price for whose Membership Interests equals or exceeds $1,000,000 shall be permitted one representative on the Advisory Committee. Jeffrey Tauber hereby designates Jeffrey


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Tauber as his representative,  Donald J. Weiss hereby designates Donald J. Weiss as his representative, Genesis Direct Inc. hereby designates Warren Struhl as its representative, the GE Group Members hereby designate David W. Wiederecht as their representative and Big Wave hereby designates Jean Pigozzi as its representative and if at any time Jean Pigozzi is not present in the United States, Big Wave hereby designates Michael Simoff as its representative during such time. Each representative on the Advisory Committee shall have one vote on all matters to be voted on or approved by the Advisory Committee and, unless otherwise indicated herein, approvals by the Advisory Committee require a majority vote by such representatives. Upon the sale by any Member of all of its Membership Interests, such selling Member shall no longer have a representative on the Advisory Committee.

          5. ASSIGNEE - A transferee of a Membership Interests who has not been admitted as a Substituted Member.

          6. BANKRUPT MEMBER - A Member who: (1) has become the subject of an Order for Relief under the United States Bankruptcy Code, or (2) has initiated, either in an original Proceeding or by way of answer in any state insolvency or receivership proceeding, an action for liquidation arrangement, composition, readjustment, dissolution, or similar relief.

          7. BIG WAVE - Big Wave NV, a Netherlands Antilles corporation.

          8. BUSINESS DAY - Any other day than Saturday, Sunday or any legal holiday observed in New Jersey.

          9. CAPITAL ACCOUNT - The account maintained for a Member or Assignee determined in accordance with Article VII.

          10. CAPITAL CONTRIBUTION - Any contribution of Property or services to the Company or the obligation to contribute Property or services to the Company made by or on behalf of a Member or Assignee in consideration for the purchase from the Company of Membership Interests.

          11. CERTIFICATE - The Certificate of Formation of the Company as properly adopted and amended from time to time by the Members and filed with the Secretary of State of New Jersey.

          12. CODE - The Internal Revenue Code of 1986, as amended from time to time.

          13. COMMITMENT - The Capital Contributions that a Member or Assignee is obligated to make.

          14. COMPANY - Cybershop, L.L.C., a limited liability company formed under the laws of New Jersey, and any successor limited liability company.

          15. COMPANY AGREEMENT - This Operating Agreement including all amendments adopted in accordance with the terms hereof and the Act. References herein to this Operating Agreement shall mean this Company Agreement.

          16. COMPANY LIABILITY - Any enforceable debt or obligation for which the Company is liable or which is secured by any Company Property.

          17. COMPANY MINIMUM GAIN - An amount determined by first computing for each Company Nonrecourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Company Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, only to the extent a Member is allocated a share of that minimum gain. For any Taxable Year, the net increase or decrease in Company Minimum Gain is determined by comparing the Company Minimum Gain on the


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last day of the immediately  preceding Taxable Year with the Minimum Gain on the last day of the current Taxable Year. Notwithstanding any provision to the contrary contained herein, Company Minimum Gain and increases and decreases in Company Minimum Gain are intended to be computed in accordance with Section 704 of the Code and the Regulations issued thereunder, as the same may be issued and interpreted from time to time. A Member's share of Company Minimum Gain at the end of any Taxable Year equals: the sum of Nonrecourse Deductions allocated to that Member (and to that Member's predecessors in interest) up to that time and the distributions made to that Member (and to that Member's predecessors in interest) up to that time of proceeds of a Nonrecourse Liability allocable to an increase in Company Minimum gain minus the sum of that Member's (and that Member's predecessors in interest) aggregate share of the net decreases in Company Minimum Gain plus its (or their) aggregate share of decreases resulting from revaluations of Company Property subject to one or more Company Nonrecourse Liabilities.

          18. COMPANY NONRECOURSE LIABILITY - A Company Liability to the extent that no Member or Related Person bears the economic risk of loss (as defined in Section 1.752-2 of the Regulations) with respect to the liability.

          19. COMPANY PROPERTY - Any Property owned by the Company.

          20. COMPANY SECURITIES - Membership Interests and all rights, warrants, options or other securities or interests convertible into or exercisable for limited liability company interests in the Company issued by the Company and outstanding from time to time.

          21. DISTRIBUTION - A transfer of Property to a Member on account of Membership Interests as described in Article VIII hereof.

          22. DISPOSITION (DISPOSE) - Any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

          23. DISSOCIATION - Any action which causes a Person to cease to be a Member as described in Article XII hereof.

          24. DISSOLUTION EVENT - An event, the occurrence of which will result in the dissolution of the Company under Article XIV hereof unless the Members agree to the contrary.

          25. EXISTING MEMBERS - Jeffrey S. Tauber,  Jane S. Tauber, The Jeffrey
S. Tauber Grantor Retained Annuity Trust, The Jane S. Tauber Grantor Retained Annuity Trust, Donald J. Weiss, Genesis Direct Inc., Trustees of General Electric Pension Trust, Gerald A. Poch, Leonard J. Fassler, Porridge Partners II, Big Wave, NV and Carinton Partnership.

          26. EXISTING OPERATING AGREEMENT - That certain Second Amended and Restated Operating Agreement in effect as of October 18, 1996, as amended on June 3, 1997 and as of June 24, 1997.

          27. GE GROUP MEMBER(S) - General Electric Pension Trust, Gerald A. Poch, Leonard J. Fassler and Porridge Partners II.

          28. IMMEDIATE FAMILY - A Member's Immediate Family includes the Member's spouse, issue (including natural, adopted and step) and parents.

          29. INITIAL MEMBERS - Jeffrey S. Tauber,  Jane S. Tauber,  the Jeffrey
S. Tauber Grantor Retained Annuity Trust, The Jane S. Tauber Grantor Retained Annuity Trust, Donald J. Weiss and Genesis Direct Inc.


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          30. MAJORITY - The affirmative vote or consent of Members described as a "Majority" in Article VI hereof.

          31. MANAGING MEMBER - The Person designated as such in Article VI.

          32. MEMBER - Initial Members, GE Group Members, Big Wave, Carinton Partnership, Substituted Members and Additional Members, but, unless the context expressly indicates to the contrary, excludes Assignees.

          33. MEMBER MINIMUM GAIN - An amount determined by first computing for each Member Nonrecourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Member Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, only to the extent a Member is allocated a share of that minimum gain. For any Taxable Year, the net increase or decrease in Member Minimum Gain is determined by comparing the Member Minimum gain on the last day of the immediately preceding Taxable Year with the Minimum Gain on the last day of the current Taxable Year. Notwithstanding any provision to the contrary contained herein, Member Minimum Gain and increases and decreases in Member Minimum gain are intended to be computed in accordance with Section 704 of the Code and the Regulations issued thereunder, as the same may be issued and interpreted from time to time.

          34. MEMBER NONRECOURSE DEDUCTIONS - The net increase in any Taxable Year in Member Minimum Gain attributable to Member Nonrecourse Liabilities reduced (but not below zero) by proceeds of the Member Nonrecourse Liability distributed during the year to the Member bearing the economic risk of loss for such liability that are both attributable to such liability and allocable to an increase in the Member Minimum Gain.

          35. MEMBER NONRECOURSE LIABILITY - Any Company Liability to the extent the liability is nonrecourse under state law, and on which a Member or Related Person bears the economic risk of loss under Section 1.752-2 of the Regulations because, for example, the Member or Related Person is the creditor or a guarantor.

          36. MEMBERSHIP INTEREST - Membership Interest means a limited liability company interest in the Company which includes the rights of a Member or, in the case of an Assignee, the rights of the assigning Member to its Sharing Ratio amount of Distributions (liquidating or otherwise) and allocations of the profits, losses, gains, deductions, and credits of the Company. As provided in Article IV, all Membership Interests existing on the date hereof and all Membership Interests issued or sold after the date hereof will be represented by Membership Interest Certificates.

          37. MEMBERSHIP INTEREST CERTIFICATE - Membership Interest Certificate has the meaning given to such term in Section 4.1 of this Company Agreement.

          38. MONEY - Cash or other legal tender of the United States, or any obligation that is immediately reducible to legal tender without delay or discount. Money shall be considered to have a fair market value equal to its face amount.

          39. NET LOSSES - The losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

          40. NET PROFITS - The income and gains of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting




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adopted by the  Company  and as  reported  separately  or in the  aggregate,  as appropriate, on the tax return of the Company filed for federal income tax purposes.

          41. NONRECOURSE LIABILITIES - Nonrecourse liabilities include Company Nonrecourse Liabilities and Member Nonrecourse Liabilities.

          42. NOTICE - Notice shall be in writing. Notice to the Company shall be considered given when received by registered or certified mail, return receipt requested, or by Federal Express or similar service providing receipt against delivery, addressed to the Company at the address of its Principal Office. Notice to a Member shall be considered given when received by registered or certified mail, return receipt requested, or by Federal Express or similar service providing receipt against delivery, addressed to the Member at the address reflected in Exhibit A to this Company Agreement unless the Member has given the Company a Notice of a different address.

          43. OFFSETTABLE DECREASE - Any allocation that unexpectedly causes or increases a deficit in the Member's Capital Account as of the end of the taxable year to which the allocation relates attributable to depletion allowances under
Section 1.704(b)(2)(iv)(k) of the Regulations, allocations of loss and deductions under Sections 704(e)(2) or 706(d) of the Code or under Section
1.751-1(b)(2)(ii) of the Regulations, or distributions that, as of the end of the year are reasonably expected to be made to the extent they exceed the offsetting increases to such Member's Capital Account that reasonably are expected to occur during or (prior to) the taxable years in which the such distributions are expected to be made (other than increases pursuant to a Minimum Gain Chargeback).

          44. ORGANIZATION - A Person other than a natural person. Organization includes, without limitation, corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies, and unincorporated associations, but the term does not include joint tenancies and tenancies by the entirety.

          45. PERSON - An individual, trust, estate, or any incorporated or unincorporated organization permitted to be a member of a limited liability company under the laws of New Jersey.

          46.  PRINCIPAL - Jeffrey Tauber and Jane S. Tauber.

          47. PROCEEDING - Any judicial or administrative trial, hearing or other activity, civil criminal or investigative, the result of which may be that a court, arbitrator, or governmental agency may enter a judgment, order, decree, or other determination which, if not appealed and reversed, would be binding upon the Company, a Member or other person subject to the jurisdiction of such court, arbitrator, or governmental agency.

          48. PROPERTY - Any property, real or personal, tangible or intangible, including money and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

          49. REGULATIONS - Except where the context indicates otherwise, the permanent and temporary regulations of the United States Department of the Treasury under the Code, as such regulations may be lawfully from time to time.

          50. RELATED PERSON - A person having a relationship to a Member that is described in Section 1.752-4(b) of the Regulations.

          51. SHARING RATIO - With respect to each Member, such Member's percentage ownership of all outstanding Membership Interests an any given date calculated by dividing the number of Membership Interests owned by such Member by the total number of Membership Interests outstanding on such given date.


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          52.  SUBSTITUTE  MEMBER - An Assignee who has been  admitted to all of the rights of membership in accordance with this Company Agreement and pursuant to an Admission Agreement.

          53. TAXABLE YEAR - The taxable year of the Company as determined pursuant to Section 706 of the Code.

          54. TAXING JURISDICTION - Any state, local, or foreign government that collects tax, interest or penalties, however designated, on any Member's share of the income or gain attributable to the Company.

          55. TRANSFER - Any sale, assignment, transfer, pledge (other than a pledge to the Company), mortgage, hypothecation or other encumbrance other than a transfer to an affiliate or pursuant to will or by law.

                                   ARTICLE II
                                    FORMATION

          1. ORGANIZATION - The Company has been organized as a New Jersey limited liability company pursuant to the provisions of the Act. The Certificate was duly filed with the Secretary of State of the State of New Jersey on December 1, 1994.

          2. AGREEMENT - For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members executing this Company Agreement hereby agree to the terms and conditions hereof, as it may from time to time be amended according to its terms. It is the express intention of the Members that this Company Agreement shall be the sole operating agreement of the Company and the sole source of agreement among all of the parties hereto, and, except to the extent a provision of this Company Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, this Company Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule. To the extent any provision of this Company Agreement is prohibited or ineffective under the Act, this Company Agreement shall be considered amended to the smallest degree possible in order to make this Company Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of this Company Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

          3. NAME - The name of the Company is Cybershop, L.L.C., and all business of the Company shall be conducted under that name or under any other name, but in any case, only to the extent permitted by applicable law.

          4. EFFECTIVE DATE - This Company Agreement shall be effective upon the execution and delivery hereof by each party hereto to each other party hereto.

          5. TERM - The Company shall be dissolved and its affairs wound up in accordance with the Act and this Company Agreement on December 1, 2044, unless the term shall be extended by amendment to this Company Agreement and the Certificate, or unless the Company shall be sooner dissolved and its affairs would up in accordance with the Act or this Company Agreement.

          6. REGISTERED AGENT AND OFFICE - The registered agent for the service of process and the registered office shall be that Person and location reflected in the Certificate as filed in the office of the Secretary of State of New Jersey. The Managing Member, may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State of New Jersey. In the event the registered agent ceases to so act as such for any reason or the registered office shall change,



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the Managing Member shall promptly  designate a replacement  registered agent or file a notice of change of address as the case may be. If the Managing Member shall fail to so designate a replacement registered agent or change of address of the registered office, any Member may designate a replacement registered agent or file a notice of change of address.

          7. PRINCIPAL OFFICE - The Principal Office of the Company shall be located at 130 Madison Avenue, Third Floor, New York, New York 10016.

                                   ARTICLE III
                               NATURE OF BUSINESS

          The Company may engage in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business. The Company shall have the authority to do all things necessary or convenient to accomplish its purpose and operate its business as described in this Article III.

                                   ARTICLE IV
                      ACCOUNTING, RECORDS AND CERTIFICATES

          1. RECORDS TO BE MAINTAINED - The Company shall maintain its books and records at its Principal Office.

          2. REPORTS TO MEMBERS:

                   2.1. The Company shall provide reports at least annually to the Members other than Assignees at such time and in such manner as the Managing Member may determine reasonable.

                   2.2. The Company shall provide all Members with those information returns required by the Code and the laws of any applicable state.

          3. ACCOUNTS - The Company shall maintain a record of the Capital Account for each Member in accordance with Article VII hereof.

          4.       CERTIFICATES

                   4.1. Certificates representing Membership Interests shall be in the form attached hereto as Exhibit C and bearing the legend required by
Section 14 of Article XIX hereof (each, a "Membership Interest Certificate") and shall be executed by the Managing Member. Each Member shall be entitled to a Membership Interest Certificate (or Certificates) certifying the Membership Interests owned by such Member. All Membership Interests issued hereafter shall be represented by a Membership Interest Certificate. The Company has delivered to each existing Member a Membership Interest Certificate representing the number of Membership Interests set forth opposite such Member's name on Exhibit A hereto.

                   4.2. Upon surrender to the Company of a Membership Interest Certificate duly endorsed or accompanied by proper evidences of authority to Transfer, it shall be the duty of the Company to issue a new Membership Interest Certificate to the person or entity entitled thereto and cancel the old certificate, assuming that such Transfer is otherwise in accordance with the terms of this Company Agreement. Upon surrender to the Company of a Membership Interest Certificate duly endorsed or accompanied by proper evidences of authority to Transfer some, but not all, of the Membership Interests evidenced by such Membership Interest Certificate, it shall be the duty of the Company to issue a new Membership Interest Certificate to the person or entity entitled thereto on account of such Transfer for such Membership Interests so Transferred, issue a new Membership

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Interest  Certificate  to the Member  effecting such Transfer for the Membership
Interests not so Transferred and cancel the old certificate, assuming that such Transfer is otherwise in accordance with the terms of this Company Agreement. Every such Transfer shall be entered on the transfer book of the Company which shall be kept at its principal office. The Members of the Company shall have the right to inspect the transfer book of the Company at the principal office of the Company during business hours upon prior notice to the Managing Member.

          4.3. Upon written notice to the Company that a Member's certificate has been lost, mutilated or destroyed accompanied by such representations, warranties and indemnifications that the Company shall reasonably request in connection therewith, the Company shall issue a new Membership Interest Certificate to such Member to replace such lost, mutilated or destroyed Membership Interest Certificate.

                                    ARTICLE V
                         NAMES AND ADDRESSES OF MEMBERS

          The names and addresses of the Initial Members and the Additional Members who have been admitted to the Company as of the date hereof are as reflected on Exhibit A attached hereto and by this reference made a part hereof as if set forth fully herein.

                                   ARTICLE VI
             RIGHTS AND DUTIES OF MEMBERS AND THE ADVISORY COMMITTEE

          1.       MANAGEMENT

                   1.1. The Company shall be managed by a Managing Member, who must be a Member. Jeffrey Tauber is hereby designated to continue to serve as the Managing Member.

                   1.2. The Managing Member shall have full, exclusive, and complete discretion, power, and authority, subject in all cases to the other provisions of this Company Agreement (including, without limitation, Sections 1.3, 1.5 an 7 of this Article VI) and the requirements of applicable law, to manage, control, administer, and operate the business and affairs of the Company for the purposes herein stated, and to make all decisions affecting such business and affairs, including, without limitation, for Company purposes, the power to:

                            1.2.1. acquire by purchase,  lease or otherwise, any
real or personal property, tangible or intangible;

                            1.2.2. construct,  operate,  maintain,  finance, and
improve, and to own, sell, convey, assign, mortgage, or lease any real estate and any personal property;

                            1.2.3.  sell,  dispose,  trade, or exchange  Company
assets in the ordinary course of the Company's business;

                            1.2.4.  enter into  agreements  and contracts and to
give receipts, releases, and discharges;

                            1.2.5.  purchase  liability  and other  insurance to
protect the Company's properties and business;

                            1.2.6.  borrow  money  for  and  on  behalf  of  the
Company,  and,  in  connection   therewith,   execute  and  deliver  instruments
authorizing the confession of judgment against the Company.


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                            1.2.7.  execute or modify leases with respect to any
part or all of the assets of the Company;

                            1.2.8.  prepay,  in  whole  or in  part,  refinance,
amend, modify, or extend any mortgages or deeds of trust which may affect any asset of the Company and in connection therewith to execute for and on behalf of the Company any extensions, renewals, or modifications of such mortgages or deeds of trust;

                            1.2.9.  execute  any and all other  instruments  and
documents which may be necessary or in the opinion of the Managing Member desirable to carry out the intent and purpose of this Company Agreement;

                            1.2.10.  make  any and all  expenditures  which  the
Managing Member, in its sole discretion, deems necessary or appropriate in connection with the management of the affairs of the Company and the carrying out of its obligations and responsibilities under this Company Agreement, including, without limitation, all legal, accounting and other related expenses incurred in connection with the organization and financing and operation of the Company;

                            1.2.11.  enter into any kind of  activity  necessary
to, in connection with, or incidental to, the accomplishment of the purposes of the Company; and

                            1.2.12.  invest and  reinvest  Company  reserves  in
short-term instruments or money market funds.

          Notwithstanding anything to the contrary in this Company Agreement, the Managing Member shall not engage in business in any jurisdiction which does not provide for the registration of limited liability companies.

          1.3. Upon the death or incapacity of the Managing Member ("Prior Manager"), a successor Managing Member shall be selected by the Advisory Committee (not including any representative of the Prior Manager on the Advisory Committee) provided that if the Prior Manager is Jeffrey Tauber, such successor Managing Member so approved by the Advisory Committee must also be approved by Jane S. Tauber if she is then a Member. The Managing Member may be removed as Managing Member for Cause (as hereafter defined), and in such event or upon the resignation of the Managing Member, a successor Managing Member will be elected, by a majority vote of the representatives on the Advisory Committee other than any representative of such removed or resigned Managing Member on such committee. For purposes hereof, "Cause" shall mean (i) an action or course of conduct or failure to act by the Managing Member in carrying out his duties as Managing Member which action, course of conduct or failure to act constitutes willful misconduct or gross negligence by the Managing Member and either has had a material adverse effect on the Company or its business or would reasonably likely have had a material adverse effect on the Company or its business had such action, course of conduct or failure to act not been detected and remedied or discontinued and (ii) a breach or violation by the Managing Member of a material term of this Company Agreement which breach or violation remains uncured for a period of 30 days (or if such breach or violation cannot with reasonably commercial efforts be cured within such period, such longer period as may be required under the circumstances) after notice in writing to the Managing Member by any other Member.

          1.4. The Managing Member shall use his best efforts to continue the business of the Company, including but not limited to seeking additional financing, by way of debt and/or equity, consistent with the terms and instructions contained in this Company Agreement, for at least two years from the date of this Company Agreement.

          1.5. The Company and each of the Members agree that the following actions may not be taken without the prior written consent of a majority of the representatives on the Advisory

Committee provided, that the representative of the GE Group Members must be included in the majority of the representatives so consenting:

                   (i)  Amend  or  change  the   provisions   of  the  Company's
Certificate of Formation;

                   (ii) Declare the bankruptcy of or dissolve, voluntarily liquidate or voluntarily wind-up the Company or any subsidiary thereof;

                   (iii) Enter into or be subject to any transactions between the Company or any subsidiary thereof and any owner or beneficial holder of any Company Securities or any officer, manager or member of the Company (except for employment agreements with the Company or such subsidiary as the employer, subject to any other requirements contained in this Company Agreement);

                   (iv) Declare or pay any dividends, distributions or other payments to the owners or beneficial holders of the Company Securities (except to the extent necessary to cover each Member's respective income tax liability with respect to his, her or its ownership of the Company Securities);

                   (v) Redeem or repurchase any Company Securities or, except as otherwise provided in this Operating Agreement, issue any additional Company Securities;

                   (vi) Borrowings by the Company individually or in the aggregate in excess of $50,000;

                   (vii) Approve any initial public offering of securities of the Company; or

                   (viii) Effect any merger, corporate reorganization, business combination, joint venture or similar transaction or arrangement that, in any such case, fundamentally changes the Company or any subsidiary thereof or the sale of the Company or all or substantially all of its assets or Business.

          2. MAJORITY - Unless otherwise indicated herein, whenever any matter is required or allowed to be approved by a "Majority of the Members" or a "Majority of the remaining Members" under the Act or this Company Agreement (but not including approvals by the Advisory Committee), such matter shall be considered approved or consented to upon the receipt of the affirmative approval or consent, either in writing or at a meeting of the Members, of both (i) the Managing Member and (ii) those Members having Sharing Ratios in excess of one-half of the Sharing Ratios of all the Members (other than the Managing Member) entitled to vote on a particular matter. Assignees and, in the case of approvals to resignation where consent of the remaining Members is required, dissociating Members shall not be considered Members entitled to vote for the purpose of determining a Majority.

          3. LIABILITY OF MEMBERS - No Member shall be liable as such for the liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Company Agreement or the Act shall not be grounds for imposing personal liability on the Members or managers for liabilities of the Company.

          4. INDEMNIFICATION - The Company shall indemnify the Members and agents for all costs, losses, liabilities, and damages paid or accrued by such Member or agent in connection with the business of the Company, to the fullest extent provided or allowed by the laws of New Jersey.

          5. REPRESENTATIONS AND WARRANTIES OF THE MEMBERS - Each Member, for himself, herself or itself, severally and not jointly, hereby represents and warrants to the Company and each other member each of the following representations and warranties:

                   5.1. Such Member has duly and validly executed and delivered this Company Agreement (and, in the case of any Member that is an Organization, such Member has duly authorized this Company Agreement and such execution and delivery). This Company Agreement is a valid and binding obligation of such Member enforceable against him or it in accordance with its terms.

                   5.2. Neither the execution or delivery nor the performance of this Company Agreement by such Member will, with or without notice or the lapse of time or both, conflict with, constitute a default or breach under, give any right to any Person to terminate, to accelerate any liability or impose any penalty under or to otherwise modify, or otherwise violate, any agreement to which such Member is a party;

                   5.3. No consent, approval, permit of, designation, declaration, registration or other filing with or notification to any Person by or on behalf of such Member is required relating to, arising out of or in connection with the execution, delivery or performance by such Member of this Company Agreement or any related document;

                   5.4. There is no material litigation, legal action or other proceeding pending or, to such Member's knowledge, threatened against, involving or affecting the Company, or pending or, to such Member's knowledge, threatened against, involving or affecting the execution, delivery or performance of this Company Agreement by such Member;

                   5.5. There is no existing material breach or default known to such Member under, or right of any Person to terminate, or to accelerate any liability or impose any penalty under, or otherwise modify, any agreement to which such Member is or is expected to become a party relating to the Company's business or this Company Agreement or by which the proposed or existing assets of the Company may be bound or under which the Company has or is expected to have rights, or event known to such Member that with or without notice or the lapse of time or both would constitute a breach or default by the Company or such Member or give any Person any of the foregoing rights under any such agreement. Notwithstanding anything contained herein to the contrary, all of the representations and warranties of the Existing Members contained in the Existing Operating Agreement and in the Members' respective Admission Agreements shall survive execution and delivery of this Company Agreement.

          6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY - The Company hereby represents and warrants to each Existing Member as follows:

                   6.1. In consideration for Capital contributions received by the Company from each Existing Member, each Existing Member currently owns the number of fully-paid and non-assessable Membership Interests in the Company opposite such Member's name on Exhibit A hereto (which on the date hereof represents a Sharing Ratio set forth opposite such Member's name on Exhibit A hereto (without taking into account dilution which will result from the exercise of the outstanding or anticipated options disclosed on Exhibit B hereto);

                   6.2. The Company has duly and validly executed and delivered this Company Agreement. This Company Agreement is a valid and binding obligation of the Company enforceable against it in accordance with its terms;

                   6.3. Neither the execution or delivery nor the performance of this Company Agreement by the Company will, with or without notice or the lapse of time or both, conflict with, constitute a default or breach under, give any right to any Person to terminate, to accelerate any liability or impose any penalty under or to otherwise modify, or otherwise violate, any agreement to which the Company is a party;

                   6.4. No consent, approval, permit of, designation, declaration, registration or other filing with or notification to any Person by or on behalf of the Company is required relating to, arising out of or in connection with the execution, delivery or performance by the Company of this Company Agreement or any related document;

                   6.5. There is no material litigation, legal action or other proceeding pending or, to the Company's knowledge, threatened against, involving or affecting the Company, or pending or, to the Company's knowledge, threatened against, involving or affecting the execution, delivery or performance of this Company Agreement by the Company; and

                   6.6. There is no existing material breach or default known to the Company under, or right of any person to terminate, or to accelerate any liability or impose any penalty under, or otherwise modify, any agreement to which the Company is or is expected to become a party relating to the Company's business or this Company Agreement or by which the proposed or existing assets of the Company may be bound or under which the Company has or is expected to have rights, or event known to the Company that with or without notice or the lapse of time or both would constitute a breach or default by the Company or give any Person any of the foregoing rights under any such agreement.

          7.       CONFLICTS OF INTEREST

                   7.1. Except as set forth in Article XVII, a Member shall be entitled to enter into transactions that may be considered to be competitive with , or a business opportunity that may be beneficial to, the Company, it being expressly understood that some of the Members may enter into transactions that are similar to the transactions into which the Company may enter. Members shall account to the Company and hold as trustee for it any property, profit, or benefit derived by the Member, without the consent of the other Members, in the conduct and winding up of the Company business or from a use or appropriation by the Member of Company Property including information developed exclusively for the Company and opportunities expressly offered to the Company.

                   7.2. A Member does not violate a duty or obligation to the Company merely because the Member's conduct furthers the Member's own interest. A Member may lend money to and transact other business with the Company. The rights and obligations of a Member who lends money to or transacts business with the Company are the same as those of a person who is not a Member, subject to other applicable law. No transaction with the Company shall be voidable solely because a Member has a direct or indirect interest in the transaction if either the transaction is fair to the Company or the disinterested Members, knowing the material facts of the transaction and the Member's interest, authorize, approve, or ratify the transaction.

          8. COMPENSATION OF MANAGING MEMBER AND KEY EMPLOYEES - The Managing Member shall be reimbursed for all reasonable expenses incurred in managing the Company and shall be entitled to compensation which, if it shall exceed $150,000 per year, shall require advance approval by the Advisory Committee provided that the representative of the GE Group Members on the Advisory Committee is included in the majority of representatives so approving. Compensation to any other employee of the Company in excess of $100,000 per year shall require the approval of the Advisory Committee.

          9. OPTIONS - By executing and delivering this Company Agreement, the Existing Members acknowledge and agree (and each Member admitted hereafter shall be conclusively deemed to have acknowledged and agreed) that (a) the Company has issued options to purchase Membership Interests to the persons identified on Exhibit B hereto (the "Optionees"); (b) that, in connection with the execution and delivery of this Company Agreement, the Company will enter into new or revised option agreements with each of the Optionees to reflect, among other things, the certification of Membership Interests to provide that such Optionees will have the option to purchase the number of Membership Interests set forth opposite each Optionees respective name on Exhibit B; and (c) that upon exercise of his or her options to purchase Membership Interests, an Optionee or his or her permitted assigns shall be permitted to be admitted as a Member of the Company without any further action on the part of the other then existing Members. By executing and delivering this Company Agreement, the Existing Members further consent to (and each Member admitted hereafter shall be deemed to have consented
to) (a) the grant by the Company to certain of its employees, consultants and other advisors of the right to purchase from the Company up to an aggregate of 300,000 of the Company's Membership Interests at an exercise price of $1.79 per Membership Interest, and (b) the execution and delivery by the Company of an option agreement with each such employee, consultant and advisor in substantially the form attached hereto as Exhibit D, with such changes thereto (including, without limitation, with respect to vesting) as the Managing Member shall approve, the execution and delivery thereof to be conclusive evidence of such approval.

                                   ARTICLE VII
                       CONTRIBUTIONS AND CAPITAL ACCOUNTS

          1. INITIAL CONTRIBUTIONS - No interest shall accrue on any Capital Contribution and no Member shall have the right to withdraw or be repaid any Capital Contribution except as provided in this Company Agreement. Each Additional Member shall make the Capital Contribution described in its Admission Agreement. The value of the Additional Member's Capital Contribution and the time for making such contribution shall be set forth in its Admission Agreement. Except to the extent of a Member's unpaid Commitment, if any, no Member shall be obliged to make any additional contributions.

          2. MAINTENANCE OF CAPITAL ACCOUNTS - The Company shall establish and maintain Capital Accounts for each Member and Assignee. Each Member's Capital Account shall be increased by (1) the amount of any Money actually contributed by the Member to the capital of the Company, (2) the fair market value of any Property contributed, as determined by the Company and the contributing Member at arm's length at the time of contribution (net of liabilities assumed by the Company or subject to which the Company takes such Property, within the meaning of Section 752 of the Code), and (3) the Member's share of Net Profits and of any separately allocated items of income or gain. Each Member's Capital Account shall be decreased by (1) the amount of any Money actually distributed to the Member from the Company, (2) the fair market value of any Property distributed to the Member, as determined by the Company and the distributee Member at arm's length at the time of distribution (net of liabilities of the Company assumed by the Member or subject to which the Member takes such Property within the meaning of Section 752 of the Code), and (3) the Member's share of Net Losses and of any separately allocated items of deduction or loss.

          3. DISTRIBUTION OF ASSETS - If the Company at any time distributes any of its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share (as determined under Article IX below) of the Net Profits or Net Losses that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

          4. SALE OR EXCHANGE OF INTEREST - In the event of a sale or exchange of some or all of a Member's Membership Interests in the Company, the Capital Account of the Transferring Member shall become the capital account of the Assignee, to the extent of the Membership Interests transferred.

          5. COMPLIANCE WITH SECTION 704(b) OF THE CODE - The provisions of this
Article VII as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to Article IX hereof to have substantial economic effect under the Regulations promulgated under Section 704(b)
of the Code, in light of the distributions made pursuant to Articles VIII and XIV hereof and the Capital Contributions made pursuant to this Article VII. Notwithstanding anything herein to the contrary, the Company Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member to make a Capital Contribution in excess of its Initial Contribution.

                                  ARTICLE VIII
                                  DISTRIBUTIONS

1.     INTERIM DISTRIBUTIONS

       1.1 The Company shall make cash Distributions to its Members in accordance with their Sharing Ratios to pay the federal and state income taxes on the income that passes through from the Company under the respective provisions of the Code and applicable state law. The total amount required to be distributed hereunder shall be determined by conclusively presuming that all taxable income passed through to each Member will be taxed at the maximum federal and maximum New Jersey rate at which income of any individual can be taxed in the calendar year that includes the last day of the Company's taxable year. The Company shall make the distributions required in this Section 1.1 in a timely manner to allow the tax (including, without limitation, estimated tax payments) attributable to the income passed through to any Member to be paid when due.

       1.2 In addition to the Distributions required in Section 1.1, the Managing Member, from time to time, may determine in his reasonable judgment to what extent, if any, the Company's cash on hand exceeds the current and anticipated needs, including, without limitation, needs for operating expenses, debt service, acquisitions, reserves, and mandatory Distributions, if any. To the extent such excess exists, the Managing Member may make Distributions to the Members in accordance with their Sharing Ratios. Such Distributions shall be in cash or Property (which need not be distributed proportionately) or partly in both, as determined by the Members.

       2. LIMITATIONS ON DISTRIBUTIONS - No Distribution shall be declared and paid unless, after the Distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their Capital Accounts.

                                   ARTICLE IX
                                   ALLOCATIONS

       1. ALLOCATIONS OF NET PROFITS AND NET LOSSES FROM OPERATIONS - Except as may be required by Sections 2, 3, 4, 5 and 6 of this Article IX, Net Profits, Net Losses, and other items of income, gain, loss, deduction and credit shall be apportioned among the Members in proportion to their Sharing Ratios.

       2. COMPANY MINIMUM GAIN CHARGEBACK - If there is a net decrease in Company Minimum Gain for a Taxable Year, each Member must be allocated items of income and gain for that Taxable Year equal to that Member's share of the net decrease in Company Minimum Gain. A Member's share of the net decrease in Company Minimum Gain is the amount of the total net decrease multiplied by the Member's percentage share of the Company Minimum Gain at the end of the immediately preceding taxable Year. A Member's share of any decrease in Company Minimum Gain resulting from a revaluation of Company Property equals the increase in the Member's Capital Account attributable to the revaluation to the extent the reduction in minimum gain is caused by revaluation. A Member is not subject to this Company Minimum Gain Chargeback requirement to the extent the Member's share of the net decrease in Company Minimum Gain is caused by a guarantee, refinancing, or to the change in the debt instrument causing it to become partially or wholly a Recourse Liability or a Member Nonrecourse Liability, and the Member bears the economic risk of loss (within the meaning of Section 1.752-2 of the Regulations) for the newly guaranteed, refinanced, or otherwise changed liability.

       3. MEMBER MINIMUM GAIN CHARGEBACK - If during a Taxable Year there is a net decrease in Member Minimum Gain, any Member with a share of that Member Minimum Gain (as determined under Section 1.704-2(i)(5) of the Regulations) as of the beginning of that Taxable Year must be allocated items of income and gain for that Taxable Year (and, if necessary, for succeeding Taxable Years) equal to that Member's share of the net decrease in the Company Minimum Gain. A Member's share of the net decrease in Member Minimum Gain is determined in a manner consistent with the provisions of Section 1.704-2(g)(2) of the Regulations. A Member is not subject to this Member Minimum Gain Chargeback requirement, however, to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Nonrecourse Liability due to a conversion, refinancing, or other change in the debt instrument that causes it to become partially or wholly a Company Nonrecourse Liability. The amount that would otherwise be subject to the Member Minimum Chargeback is added to the Member's share of Company Minimum Gain. In addition, rules consistent with those applicable to Company Minimum Gain shall be applied to determine the shares of Member Minimum Gain and Member Minimum Gain Chargeback to the extent provided under the Regulations issued pursuant to Section 704(b) of the Code.

       4. QUALIFIED INCOME OFFSET - In the event any Member, in such capacity, unexpectedly receives an Offsettable Decrease, such Member will be allocated items of income and gain (consisting of a pro rata portion of each item of Company income and gain for such year) in an amount and manner sufficient to offset such Offsettable Decrease as quickly as possible.

       5. MEMBER NONRECOURSE DEDUCTIONS - Any Member Nonrecourse Deductions shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Liability to which such Member Nonrecourse Deductions are attributable.

       6. CONTRIBUTED PROPERTY - In accordance with Code Section 704(c) and the Regulations thereunder, as well as Section 1.704-1(b)(2)(iv)(d)(3) of the Regulations, income, gain, loss, and deduction with respect to any property contributed (or deemed contributed) to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the property to the Company for federal income tax purposes and its fair market value at the date of contribution (or deemed contribution). If the adjusted book value of any Company asset is adjusted as provided herein, subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take account of any variation between the adjusted basis of the asset for federal income tax purposes and its adjusted book value in the manner required under Code Section 704(c) and the Regulations thereunder.


                                    ARTICLE X
                                      TAXES


       1. ELECTIONS - The Members may make any tax elections for the Company allowed the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.

       2. TAXES OF TAXING JURISDICTIONS - To the extent that the laws of any Taxing Jurisdiction require, each Member requested to do so by the Managing Member will submit an agreement indicating that the Member will make timely income tax payments to the Taxing Jurisdiction and that the Member accepts personal jurisdiction of the Taxing Jurisdiction with regard to the collection of income taxes attributable to the Member's income, and interest, and penalties assessed on such income. If the Member fails to provide such agreement, the Company may withhold and pay over to such Taxing Jurisdiction the amount of tax, penalty and interest determined under the laws of the Taxing Jurisdiction with respect to such income. Any such payments with respect to the income of a Member shall be treated as a distribution for purposes of Article VIII. The Company may, where permitted by the rules of any Taxing Jurisdiction, file a composite, combined or aggregate tax return reflecting the income of the Company and pay the tax, interest and penalties of some or all of the Members on such income to the Taxing Jurisdiction, in which case the Company shall inform the Members of the amount of such tax, interest and penalties so paid.

       3. TAX MATTERS PARTNER - The Members shall designate one of their number as the tax matters partner of the Company pursuant to Section 6231(a)(7) of the Code. Any Member designated as tax matters partner shall take such action as may be necessary to cause each other Member to become a notice partner within the meaning of Section 6223 of the Code. Any Member who is designated tax matters partner may not take any action contemplated by Sections 6222 through 6233 of the Code without the consent of the Managing Member. The Members hereby designate Jeffrey Tauber to continue to act as the tax matters partner.

       4. METHOD OF ACCOUNTING - The records of the Company shall be maintained on a method of accounting determined by the Managing Member.


                                   ARTICLE XI
                       DISPOSITION OF MEMBERSHIP INTERESTS

       1. DISPOSITION - No Member or Assignee may dispose of all or any amount of such Member's or Assignee's Membership Interests without the written consent of the Managing Member; provided that such consent shall not be required for a disposition to a Member's or Assignee's Immediate Family or a trust(s) for their benefit or, in the case of a Member that is an Organization, to a Person that controls, is controlled by or is under common control with, such Member.

       2. ADDITIONAL REQUIREMENTS - No Membership Interests shall be Disposed of:

               2.1. if such disposition, alone or when combined with other transactions, would result in a a termination of the Company within the meaning of Section 708 of the Code;

               2.2. without an opinion of counsel satisfactory to the Managing Member that such assignment is subject to an effective registration under, or exempt from the registration requirements of, the applicable state and federal securities laws;

               2.3. unless and until the Company receives from the Assignee the information and agreements that the Managing Member may reasonably require, including but not limited to any taxpayer identification number and any agreement that may be required by any Taxing Jurisdiction.

       3. FURTHER RESTRICTIONS ON TRANSFERS BY MEMBERS

               3.1. Tag-Along Right - The Principals agree that if at any time a Principal receives an offer to Transfer, all or a portion of such Principal's Membership Interests constituting 15% or more of the then total outstanding Membership Interests (determined by reference to the Sharing Ratios represented thereby) or other Company Securities, such Principal shall not, and shall not permit any Affiliate to, directly or indirectly, Transfer such Membership Interests (or such amount thereof equal to or in excess of such 15%) or other Company Securities, unless contemporaneously with the Transfer of such Membership Interests by such Principal, the transferee thereof simultaneously acquires or causes to be acquired on the same terms and conditions all of the Membership Interests and other Company Securities owned or beneficially held by the GE Group Members.

               3.2. Drag-Along Right - In the event that Members owning or beneficially holding more than 65% of either the Company Securities or the Membership Interests (determined by reference to the Sharing Ratios represented thereby) approves a transaction (such Members, the "Approving Members") pursuant to which any person(s) or entity(ies) who is not affiliated with any of the Members will acquire 80% or more of the Company Securities or the Membership Interests (determined by reference to the Sharing Ratios represented thereby) (by purchase of Membership

Interests, merger or otherwise), each of the Members hereby agrees, upon the written request of the Approving Members, to sell all of its, a pro rata portion of his, her or its Company Securities or Membership Interests, to such persons(s) or entity(ies) on the same terms and conditions that the Company Securities and Membership Interests of the Approving Members will be sold.

              3.3 First Offer Right

                   (i) At any time any Member proposes to Transfer to a third party any Company Secutities issued to such Member, such Member shall deliver written notice (the "Offer") to the Company and each other Member which shall set forth the number of such Company Securities (the "Member Securities") and the terms on which the Member Securities are to be offered. Within 20 days following the effectiveness of the offer, each other Member shall give notice (the "Purchase Notice") to such Member, with a copy to the Company, stating the maximum percentage of the Secutities each such other Member is willing to purchase upon the terms set forth in the Offer.

                   (ii) For the purpose of this Section 3.3, if any Member does not deliver a Purchase Notice within the time required by this Section 3.3 such Member shall be deemed to have provided a Purchase Notice on the last day on which a Purchase Notice may be provided specifying no interest in purchasing the Member Securities.

                   (iii) In the event that the total number of Member Securities that the other Members are willing to purchase from such selling Member equals the number of offered Member Securities, then such selling Member shall be bound to sell to the other Members and the other Members shall be bound to purchase from such Member the Member Securities. If the total number of Member Securities that the other Members are willing to purchase from such selling Member is less than the number of offered Member Securities, then, such selling Member shall be permitted to sell all, but not less than all, of the Member Securities to a third party on terms not less favorable than those set forth in the Offer. If the total number of Member Securities that the other Members are willing to purchase from such selling Member is more than the number of offered Member Securities, then, each other Member shall be permitted to purchase up to its ratable portion of the Member Securities based on its current interest in the Company Securities on an as converted or exercised basis.

                   (iv) The closing of the sale of the Member Securities to the other Members shall occur at such selling Member's election at a time and place specified by such selling Member during business hours and no more than 180 days after the delivery of the Offer. In the event that the other Members do not purchase the Member Securities within such 180 day period, such selling Member may sell the offered Member Securities to a third party.

                   (v) If, prior to the closing of the sale of the Members Securities, such selling Member receives an offer to purchase the Member Securities from a third party at a price that is greater than that in the Offer, the other Members shall have not less than 20 days to accept such higher price before any Member Securities are sold to a third party.

                   (vi) Notwithstanding the foregoing, if approved in accordance with Section 1.5 of Article VI, the Company may repurchase the Member Securities (to the exclusion of the other Members) from the offering Member, subject to compliance by the Company with the procedures set forth in the foregoing clauses of this Section 3.3 with respect to Members (other than the offering Member).

     4. DISPOSITION NOT IN COMPLIANCE WITH THIS ARTICLE VOID - Any attempted Disposition of Membership Interest or other Company Securities, or any part thereof, not incompliance with this Article is null and void ab initio.

                                   ARTICLE XII
                            DISSOCIATION OF A MEMBER

     1. DISSOCIATION - A Person shall cease to be a Member upon the happening of any of the following events:

        1.1 the resignation of a Member with the consent of a Majority of the remaining Members prior to December 1, 2044;

        1.2 the bankruptcy of a Member;

        1.3 in the case of a Member who is a natural person, the death of the Member or the entry of an order by a court of competent jurisdiction adjudicating the Member incompetent to manage the Member's person or estate;

        1.4 in the case of a Member who is acting as a Member by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);

        1.5 in the case of a Member that is separate Organization other than a corporation, the dissolution and commencement of winding up of the separate Organization;

        1.6 in the case of a Member that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter;

        1.7 in the case of an estate, the distribution by the fiduciary of the estate's entire interest in the Company; or

        1.8 any event under the Act which causes the Member to cease to be a Member.

     2. RIGHTS OF DISSOCIATING MEMBER - In the event any Member dissociates prior to the expiration of the Term:

        2.1 if the dissociation causes a dissolution and winding up of the Company under Article XIV, the Member shall be entitled to participate in the winding up of the Company to the same extent as any other Member except that any distributions to which the Member would have been entitled shall be reduced by the damages sustained by the Company as a result of the Dissolution and winding up:

        2.2 if the dissociation does not cause a dissolution and winding up of the Company under Article XIV, the Member and his successors shall be deemed an Assignee and his successors shall not have any right to receive the value of such Membership Interests in the Company except as provided in Article XIII hereof.

                                  ARTICLE XIII
                  ADMISSION OF ASSIGNESS AND ADDITIONAL MEMBER

     1. RIGHTS OF ASSIGNESS - The Assignee of Membership Interests has no right to participate in the management of the business and affairs of the Company or to become a Member. The Assignee is only entitled to receive the distributions and return of capital, and to be allocated the Net Profits and Net Losses attributable to the Membership Interests so assigned.

     2. ADMISSION OF SUBSTITUTE MEMBERS - An Assignee of Membership Interests (other than from a Managing Member) shall be admitted as a Substitute Member and admitted to all the rights of the Member who initially assigned the Membership Interests only with the approval of a majority in interest of the Manging Members and the execution by such Assignee of an Admission Agreement, which approval may be withheld in the sole and absolute discretion of the Managing Members. An Assignee of Membership Interests of a Managing Member shall be admitted as a Substitute Member and admitted to all the rights of the Member who initially assigned the Membership Interests (but not the right to be a Managing Member) only with the approval of a majority in interest of the Members unrelated to the person assigning such interest and the execution by such Assignee of an Admission Agreement, which approval may be withheld in the sole and absolute discretion of such Members. If so admitted, the Substitute Member shall have all the rights and powers and be subject to all the restrictions and liabilities of the Member originally assigning the Membership Interests. The admission of a Substitute Member, without more, shall not release the Member originally assigning the Membership Interests from any liability to the Company that may have existed prior to the approval.

     3. ADMISSION OF ADDITIONAL MEMBERS; ADDITIONAL SALES TO EXISTING MEMBERS - Subject to the restrictions contained in this Company Agreement (including, without limitation, the immediately succeeding sentence and Article XVIII), the Managing Member may permit the admission of Additional Members and determine the Capital Contributions of such Members. The Company hereby grants to each Member the right to purchase an amount of Membership Interests or other Company Securities equal to that portion of any additional Membership Interests or other Company Securities issued or sold by the Company after the date hereof necessary to maintain unchanged such Member's proportionate ownership interest and Sharing Ratio in the Company after giving effect to the issuance or sale of such additional Membership Interests or other Company Securities (at the same price per Membership Interest as shall be paid by such Additional Members).

                                   ARTICLE XIV
                           DISSOLUTION AND WINDING UP

     1. DISSOLUTION - The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events (which, unless the Members agree to continue the business, shall constitute Dissolution Events):

        1.1 the expiration of the Term, unless the business of the Company is continued with the consent of a Majority of the Members;

        1.2 the unanimous written consent of all of the Members;

        1.3 the Dissociation of any Member, unless the business of the Company is continued with the consent of those Members holding a majority of the capital and profit interest in the Company then held by the remaining Members within 90 days after such Dissociation.

     2. EFFECT OF DISSOLUTION - Upon dissolution, the Company shall cease carrying on as distinguished from the winding up of the Company business, but the Company is not terminated and it shall continue until the winding up of the affairs of the Company is completed and the Certificate of Cancellation has been filed with the Secretary of State of New Jersey.

     3. DISTRIBUTION OF ASSETS ON DISSOLUTION - Upon the winding up of the Company, the Company Propery shall be distributed:

        3.1 to creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of Company Liabilities;

        3.2 to Members in accordance with positive Capital Account balances taking into account all Capital Account adjustments for the Company's Taxable Year in which the liquidation occurs. Liquidation proceeds shall be paid within 60 days of the end of the Company's Taxable Year or, if later, within 90 days after the date of liquidation. Such distributions shall be in cash or Property

(which need not be distributed proportionately) or party in both, as determined by a Majority of the Members.

     4. WINDING UP AND CERTIFICATE OF CANCELLATION - The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Members. Upon the completion of winding up of the Company, a Certificate of Cancellation shall be delivered to the Secretary of State of New Jersey for filing. The Certificate of Cancellation shall set forth the information required by the Act.

                                   ARTICLE XV
                                    AMENDMENT

     This Company Agreement may be amended or modified from time to time only by a written instrument executed by all of the Members; provided, however, that Exhibit A hereto may be amended from time to time by the Company without such consent to reflect changes in the information contained therein resulting from Transfers or Dispositions of Membership Interests and issuances of new Membership Interests, in each case, that have been effected in accordance with all the applicable provisions of this Company Agreement. The Managing Member shall deliver copies of each such amendment to each Member promptly following the effectiveness thereof.

                                   ARTICLE XVI
                                 LIFE INSURANCE

     The Company shall purchase and maintain insurance on the life of Jeffrey Tauber in an amount not less than One Hundred Fifty Thousand Dollars ($150,000). The Company shall pay the premiums for such insurance policy and shall name Donald J. Weiss as the beneficiary of such insurance policy in an amount not less than One Hundred Fifty Thousand Dollars ($150,000). The requirement hereinabove set forth for the Company to maintain life insurance shall cease upon the earlier of (i) the date on which ownership interests in the Company, or any successor entity or subsidiary operating the business of the Company, shall have been registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, and such interest shall be listed for trading on the New York Stock Exchange, the American Stock Exchange or authorized for trading on NASDAQ, (ii) the date on which all of the assets of the Company are sold or all of the Membership Interests of the Company are sold or (iii) when Donald J. Wiess has received Distributions pursuant to Section 1.2 of Article VIII of this Company Agreement (but not pursuant to Section 1.1 of Article VIII of the Company Agreement) in an amount equal to or in excess of the amount of the Capital Contribution(s) made by Donald J. Wiess.

     The Company shall purchase and maintain an additional insurance policy of the life of Jeffrey Tauber in an amount not less than One Million Dollars ($1,000,000). The Company shall pay the premiums of such insurance policy and shall name each of the GE Group Members as the beneficiaries of such insurance policy, in an aggregate amount not less than One Million Dollars ($1,000,000), allocated to each GE Group Member pro rata in accordance with their Capital Contributions set forth on Exhibit A. Such requirement by the Company to maintain such life insurance shall cease upon the earliest of (i) the date on which ownership interests in the Company, or any successor entity or subsidiary operating the business of the Company, shall have been registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, and such interest shall be listed for trading on the New York Stock Exchange, the American Stock Exchange or authorized for trading on NASDAQ, (ii) the date on which all of the assets of the Company are sold or all of the Membership Interests of the Company are sold or (iii) when each GE Group Member has received Distributions pursuant to Section 1.2 of Article VIII of this Company Agreement (but not pursuant to Section 1.1 of

Article VIII of the Company Agreement) in an amount equal to or in excess of the amount of the Capital Contribution(s) made by such GE Group Member.

                                  ARTICLE XVII
                              RESTRICTIVE COVENANT

     During any Person's tenure as a Managing Member of the Company and for a period of two (2) years thereafter, such Person and its Affliates shall not (i) directly or indirectly, alone or with any other Person(s) participate in any business which competes with the business of the Company as an employee, partner, shareholder, member, officer, director or consultant, or in any other capacity, and (ii) if the business of the Company is no longer being conducted, directly or indirectly, alone or with any other Person(s), participate in any business conducting substantially the same business as that previously conducted by the Company, as an employee, partner, shareholder, member, officer, director or consultant, or in any other capacity. This restriction is for the benefit of the Company as well as its Members and shall survive the termination of this Company Agreement.

                                  ARTICLE XVIII
                  RESTRICTIONS ON ADMITTING ADDITIONAL MEMBERS

     In addition to the restrictions on admitting Additional Members to the Company contained in Section 3 of Article XIII, no Membership Interests shall be issued by the Company and no Additional Members shall be admitted to the Company without the consent of all of the Members unless the formula used for determining the Capital Contribution of such Additional Member requires a Capital Contribution with respect to each one (1%) percent in Sharing Ratio to be received by such Additional Member (after giving effect to the issuance of such additional Membership Interests) of the greater of (i) One Hundred Thousand Dollars ($100,000) and (ii) the amount so required and paid in connection with the most recent prior issuance of additional Membership Interests. The admission of an Additional Member upon the approval of the Managing Member shall be subject to the fiduciary obligations of the Managing Member not to permit the Company to sell Membership Interests in the Company for less than fair value.

                                   ARTICLE XIX
                            MISCELLANEOUS PROVISIONS

     1. ENTIRE AGREEMENT - This Company Agreement represents the entire agreement among all the Members and between all the Members and the Company.

     2. NO PARTNERSHIP INTENDED FOR NONTAX PURPOSES - The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership (but do intend that the Company be treated as a partnership for tax purposes). The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

     3. RIGHTS OF CREDITORS AND THIRD PARTIES UNDER COMPANY AGREEMENT- This Company Agreement is entered into amoung the Company and Members for the exclusive benefit of the Company, its Members, and their successors and assignees. This Company Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Company Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

     4. GOVERNING LAW - This Company Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of New Jersey without regard to conflicts of laws principles.

     5. HEADINGS - The headings used in this Company Agreement are used for administrative purposes only and shall not be considered in construing the terms of this Company Agreement.

     6. PARTIES BOUND - This Company Agreement shall be binding on, and inure to the benefit of, the parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns when permitted by this Company Agreement.

     7. LEGAL CONSTRUCTION - In case any one or more of the provisions contained in this Company Agreement shall, for any reason, be held invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability shall not affect any other provision of this Company Agreement, and this Company Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained in this Company Agreement.

     8. COUNTERPARTS - This Company Agreement may be executed in any number of counterparts and each counterpart shall, for all purposes, be deemed to be an original.

     9. WAIVERS IN WRITING - No consent or waiver, express or implied, by a Member to or of any breach by a Member in the performance by him or her of any of his or her respective obligations hereunder shall be deemed or construed to be a consent or waiver to or of the breach in the performance by such Member of the same or any other obligation of such Member hereunder. Failure on the part of a Member or the Company to complain of any act or failure to act of a Member or to declare such Member in default, irrespective of how long such failure shall continue, shall not, unless otherwise herein expressly provided to the contrary, constitute a waiver by a Member or the Company of his, her or its rights hereunder. All consents and waivers shall be in writing.

     10. JOINT EFFORT AND REPRESENTATIONS - Each of the Members agree that in the event a conflict among them arises hereafter, such party will not object to the representation of either the Company or Jeffrey Tauber (or his affiliates) (and, in the absence of an actual conflict of interest, all such parties) by Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A. ("Sills Cummis") with respect to such matter.

     The Company and the Initial Members understand and accept responsibility for the fact that they have substantial conflicting interests. The Initial Members (other than Genesis Direct L.L.C.) have been advised by Simon Levin, Esq. of Sills Cummis of their right to and need for independent counsel and with full knowledge and understanding, have declined to retain independent counsel. Such parties have read and fully understand the terms, conditions and provisions of this Company Agreement. They acknowledge that all the terms, conditions and provisions of this Agreement have been negotiated by them without any influence whatsoever by any attorney associated with Sills Cummis. Such parties acknowledge and understand that this Company Agreement is necessary to preserve harmony and continuity with respect to the management of the Company. As part of the consideration for Sills Cummis performing the legal work necessary to prepare this Company Agreement, the Company and the Initial Members hereby jointly and severally agree to indemnify Sills Cummis, and all its members, shareholders, directors and employees who are such on the date of this Company Agreement, or any time thereafter for, and hold such firm, its members, shareholders, directors and employees harmless from, any claims made by (and expenses incurred in defending against such claims) any of the parties or any of their heirs, assignees, administrators, legal or personal representatives, executors or successors based upon such firm's involvement in the transactions which are the subject of this Company Agreement. This agreement to "hold harmless" shall be binding upon the Company and the Initial Members and their heirs, executors, administrators, successors and assignees, and shall inure to the benefit of all members, shareholders, directors and employees of Sills Cummis who are such on the date of this Company Agreement, or any time thereafter, and all such members, shareholders', directors' and employees' heirs, executors, administrators, successors an assignees.

     11. SPECIFIC PERFORMANCE OR RESCISSION - The Members acknowledge that inasmuch as the Membership Interests are closely-held and the market therefor is limited, irreparable damage would result if this Company Agreement is not complied with and not specifically enforced. Therefore, the restrictions on transfers or other disposition of Membership Interests may be enforceable in a court of equity by a decree of specific performance or rescission, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have any under this Company Agreement or otherwise.

     12. FURTHER ASSURANCES - Without limiting the generality of any provisions of this Company Agreement, each Member agrees that upon request of any other Member, he or it shall, from time to time, do any and all other acts and things (including without limitation, the execution and delivery of documents) as may reasonably be required to carry out his or its obligations hereunder, to consummate the transactions contemplated hereby, and to effectuate the purposes hereof.

     13. EXPIRATION OF CERTAIN RIGHTS - Notwithstanding any other provision of this Company Agreement, the parties hereto hereby agree that the rights granted to the GE Group members pursuant to Section 3 of Article XI of this Company Agreement shall expire and be of no further force and effect (i) as of the date on whch the respective GE Group Members ceases to be the record or beneficial holder of any Company Securities, or (ii) at the option of a majority in interest of the GE Group Members, in connection with any initial public offering of securities of the Company or otherwise.

     14. RESTRICTIVE LEGEND ON CERTIFICATED INTERESTS - The Membership Interest Certificates shall include the following restrictive legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURTIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

     ADDITIONALLY, THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND/OR RIGHTS OF THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN RESPECT OF VOTING OR OTHER CONSENT RIGHTS AND THE ADMISSION TO THE COMPANY OF SUBSTITUTE OR ADDITIONAL MEMBERS ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT DATED AS OF THE 10th DAY OF
     OCTOBER ,1997, AMONG CYBERSHOP, L.L.C., AND CERTAIN HOLDERS OF THE OUTSTANDING LIMITED LIABILITY COMPANY INTERESTS AND OTHER SECURITIES OF SUCH LIMITED LIABILITY COMPANY (AS SAME MAY BE AMENDED OR RESTATED FROM
     TIME TO TIME). COPIES OF SUCH AGREEMENT AND ANY AMENDMENTS TO OR RESTATEMENT OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO CYBERSHOP, L.L.C.

     ISSUANCE OF THIS CERTIFICATE TO ANY NAMED PERSON OR ENTITY DOES NOT, IN AND OF ITSELF, CONSTITUTE THE ADMISSION OF SUCH PERSON OR

     ENTITY AS A "MEMBER" (AS DEFINED IN SUCH OPERATING AGREEMENT) OF CYBERSHOP, L.L.C.

     15. TRUSTEES NOT LIABLE - Any obligation of the Trustees of General Electric Pension Trust hereunder shall be enforceable solely against the assets of such Pension Trust and not against any Trustee individually (except with respect to the actual fraud or willful misconduct of any such Trsutee).


     IN WITNESS WHEREOF, we have hereunto executed this document as of the 10th day of October, 1997.


                                          COMPANY:
                                          CYBERSHOP, L.L.C.


                                          By: /s/ Jeffrey Tauber
                                             --------------------
                                             JEFFREY TAUBER, Member

WITNESS:
                                          /s/ Jeffrey Tauber
---------------------------------         ---------------------------------
                                          JEFFREY TAUBER

                                          /s/ Jane Tauber
---------------------------------         ---------------------------------
                                          JANE TAUBER

                                          /s/ Donald J. Weiss
---------------------------------         ---------------------------------
                                          DONALD J. WEISS



                                          GENESIS DIRECT INC.

---------------------------------         By: /s/ Warren Struhl
                                             -------------------
                                             Name: Warren Struhl
                                             Title: CEO



                                          JEFFREY S. TAUBER GRANTOR
                                          RETAINED ANNUITY TRUST

---------------------------------         By: /s/ Jeffrey S. Tauber
                                             --------------------------
                                             Jeffrey S. Tauber, Trustee

                                          JANE S. TAUBER GRANTOR
                                          RETAINED ANNUITY TRUST

---------------------------------       By: /s/ Jane S. Tauber
                                            -------------------
                                           Jane S. Tauber, Trustee


WITNESS:                                TRUSTEES OF GENERAL ELECTRIC
                                        PENSION TRUST


---------------------------------       By: /s/ Donald Torey
                                            -------------------
                                            Name: Donald Torey
                                            Title: Trustee


---------------------------------       /s/ Gerald A. Poch
                                        -----------------------
                                        GERALD A. POCH

---------------------------------       /s/ Leonard J. Fassler
                                        -----------------------
                                        LEONARD J. FASSLER



                                        PORRIDGE PARTNERS II

---------------------------------       By: /s/ Arthur J. Samberg
                                           -----------------------
                                           Name: Arthur J. Samberg
                                           Title: General Partner



                                           BIG WAVE, NV

---------------------------------       By: /s/ Michael Hecht
                                            --------------------
                                            Name: Micheal Hecht
                                            Title: President



                                           CAIRNTON PARTNERSHIP

---------------------------------       By: /s/ G A Cubbin
                                            --------------------
                                            Name: G A Cubbin
                                            Title: Director

                                    EXHIBIT A
                                     MEMBERS



==================================================================================
                  NAME,                          MEMBERSHIP            SHARING
                 ADDRESS                        INTERESTS AS         RATIO AS OF
                AND T.I.N.                    OF AUGUST __, 1997   AUGUST __, 1997
----------------------------------------------------------------------------------
Initial Member ...........................       1,439,183            21.492%
Jeffrey Tauber
211 Gates Avenue
Montclair, New Jersey 07042
T.I.N. ###-##-####
----------------------------------------------------------------------------------
Initial Member ...........................       1,439,183            21.492%
Jane S. Tauber
211 Gates Avenue
Montclair, New Jersey 07042
T.I.N. ###-##-####
----------------------------------------------------------------------------------
The Jeffrey S. Tauber Grantor
 Retained Annuity Trust ..................         874,746            13.063%
c/o Jeffrey Tauber, Trustee
211 Gates Avenue
Montclair, New Jersey 07042
T.I.N. ###-##-####
----------------------------------------------------------------------------------
The Jane S. Tauber Grantor
 Retained Annuity Trust ..................         874,746            13.063%
c/o Jane S. Tauber, Trustee
211 Gates Avenue
Montclair, New Jersey 07042
T.I.N. ###-##-####
----------------------------------------------------------------------------------
Initial Member ...........................         300,000             4.476%
Donald J. Weiss
50 Hartshorn Drive
Short Hills, New Jersey
T.I.N. ###-##-####
----------------------------------------------------------------------------------
Initial Member ...........................         100,000             1.480%
Genesis Direct, Inc.
1 Bridge Plaza
Fort Lee, New Jersey 07024
Attention: Warren Struhl
T.I.N. 22-3378338
----------------------------------------------------------------------------------

================================================================================
             NAME,                     MEMBERSHIP          SHARING
            ADDRESS                   INTERESTS AS       RATIO AS OF
           AND T.I.N.              OF AUGUST , 1997     AUGUST , 1997
--------------------------------------------------------------------------------
GE Group Member  ...............         889,143            13.278%
Trustees of General Electric
 Pension Trust
3003 Summer Street
Stamford, Connecticut 06904-7900
Attention: David Wiederecht and
 Steve Levanti
--------------------------------------------------------------------------------
GE Group Member  ...............          83,369             1.245%
Porridge Partners II
c/o Dawson-Samberg
354 Pequot Avenue
Southport, Connecticut 06490
T.I.N. 06-1391106
--------------------------------------------------------------------------------
GE Group Member  ...............          69,575             1.039%
Leonard J. Fassler
700 Canal Street
Stamford, Connecticut 06902
T.I.N. ###-##-####
--------------------------------------------------------------------------------
GE Group Member  ...............          69,575             1.039%
Gerald A. Poch
700 Canal Street
Stamford, Connecticut 06902
T.I.N. ###-##-####
--------------------------------------------------------------------------------
Big Wave, NV                             279,037             4.167%
c/o Hecht and Company
111 West 40th Street
New York, NY ___
T.I.N.        ..................
--------------------------------------------------------------------------------
Cairnton Partnership                     279,037             4.167%
54 Park Street
Sydney
2,000, New South Wales
Australia
T.I.N. ______
--------------------------------------------------------------------------------
     Total                             6,697,594               100%
================================================================================

                                   EXHIBIT B
                                    OPTIONS





                                         NUMBER OF MEMBERSHIP INTERESTS
 NAME OF OPTIONEE                            SUBJECT TO THE OPTION
------------------                      -------------------------------
J. Markus                                            37,000

L. Wiatrowski                                        85,000

T. Montgomery                                        50,000

J. Burton                                             3,646

N. Kirschenbaum                                       4,200

A. Perry                                             13,395
                                                    -------
                                                    193,241

                                   EXHIBIT C
                              FORM OF CERTIFICATE

See attached.

                                   EXHIBIT D
                           FORM OF OPTION AGREEMENTS

See attached.

                               TABLE OF CONTENTS

                                                                      PAGE
ARTICLE I
   DEFINITIONS ....................................................    1

ARTICLE II
   FORMATION ......................................................    6
      1.  Organization ............................................    6
      2.  Agreement ...............................................    6
      3.  Name ....................................................    6
      4.  Effective Date ..........................................    6
      5.  Term ....................................................    6
      6.  Registered Agent and Office .............................    6
      7.  Principal Office ........................................    7

ARTICLE III
   NATURE OF BUSINESS .............................................    7

ARTICLE IV
   ACCOUNTING, RECORDS AND CERTIFICATES ...........................    7
      1.  Records to be Maintained ................................    7
      2.  Reports to Members: .....................................    7
      3.  Accounts ................................................    7
      4.  Certificates ............................................    7

ARTICLE V
   NAMES AND ADDRESSES OF MEMBERS .................................    8

ARTICLE VI
   RIGHTS AND DUTIES OF MEMBERS AND THE ADVISORY COMMITTEE ........    8
      1.  Management ..............................................    8
      2.  Majority ................................................   10
      3.  Liability of Members ....................................   10
      4.  Indemnification .........................................   10
      5.  Representations and Warranties of the Members ...........   11
      6.  Representations and Warranties of the Company ...........   11
      7.  Conflicts of Interests ..................................   12
      8.  Compensation of Managing Member and Key Employees .......   12
      9.  Options .................................................   12

ARTICLE VII
   CONTRIBUTIONS AND CAPITAL ACCOUNTS .............................   13
      1.  Initial Contributions ...................................   13
      2.  Maintenance of Capital Accounts .........................   13
      3.  Distribution of Assets ..................................   13
      4.  Sale or Exchange of Interest ............................   13
      5.  Compliance with Section 704(b) of the Code ..............   13

ARTICLE VIII
   DISTRIBUTIONS ..................................................   14
      1.  Interim Distributions ...................................   14
      2.  Limitations on Distributions ............................   14

ARTICLE IX
   ALLOCATIONS ...................................................................  14
      1.  Allocations of Net Profits and Net Losses from Operations ..............  14
      2.  Company Minimum Gain Chargeback ........................................  14
      3.  Member Minimum Gain Chargeback .........................................  14
      4.  Qualified Income Offset ................................................  15
      5.  Member Nonrecourse Deductions ..........................................  15
      6.  Contributed Property ...................................................  15

ARTICLE X
   TAXES .........................................................................  15
      1.  Elections ..............................................................  15
      2.  Taxes of Taxing Jurisdiction ...........................................  15
      3.  Tax Matters Partner ....................................................  15
      4.  Method of Accounting ...................................................  16

ARTICLE XI
   DISPOSITION OF MEMBERSHIP INTERESTS ...........................................  16
      1.  Disposition ............................................................  16
      2.  Additional Requirements ................................................  16
      3.  Further Restrictions on Transfers by Members ...........................  16
      4.  Disposition not in Compliance with this Article Void ...................  17

ARTICLE XII
   DISSOCIATION OF A MEMBER ......................................................  18
      1.  Dissociation ...........................................................  18
      2.  Rights of Dissociation Member ..........................................  18

ARTICLE XIII
   ADMISSION OF ASSIGNEES AND ADDITIONAL MEMBERS .................................  18
      1.  Rights of Assignees ....................................................  18
      2.  Admission of Substitute Members ........................................  18
      3.  Admission of Additional Members; Additional Sales to Existing Members ..  19

ARTICLE XIV
   DISSOLUTION AND WINDING UP ....................................................  19
      1.  Dissolution ............................................................  19
      2.  Effect of Dissolution ..................................................  19
      3.  Distribution of Assets on Dissolution ..................................  19
      4.  Winding Up and Certificate of Cancellation .............................  20

ARTICLE XV
   AMENDMENT .....................................................................  20

ARTICLE XVI
   LIFE INSURANCE ................................................................  20

ARTICLE XVII
   RESTRICTIVE COVENANT ..........................................................  21


ARTICLE XVIII
   RESTRICTIONS ON ADMITTING ADDITIONAL MEMBERS .........................  21

ARTICLE XIX
   MISCELLANEOUS PROVISIONS .............................................  21
      1.  Entire Agreement .............................................   21
      2.  No Partnership Intended for Nontax Purposes ..................   21
      3.  Rights of Creditors and Third Parties under Company Agreement    21
      4.  Governing Law ................................................   22
      5.  Headings .....................................................   22
      6.  Parties Bound ................................................   22
      7.  Legal Construction ...........................................   22
      8.  Counterparts .................................................   22
      9.  Waivers in Writing ...........................................   22
      10. Joint Effort and Representations .............................   22
      11. Specific Performance or Rescission ...........................   23
      12. Further Assurances ...........................................   23
      13. Expiration of Certain Rights .................................   23
      14. Restrictive Legend on Certificated Interests .................   23
      15. Trustees Not Liable ..........................................   24

EXHIBIT A - MEMBERS ....................................................  A-1

EXHIBIT B - OPTIONS ....................................................  B-1

EXHIBIT C - FORM OF CERTIFICATE ........................................  C-1

EXHIBIT D - FORM OF OPTION AGREEMENTS ..................................  D-1

                                       iii